UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
Amendment No. 1
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
July 22, 2009

Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
41 Pinelawn Road
Melville, NY 11747
(Address of principal executive offices)
(631) 962-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address,
if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.
     This Amendment to Form 8-K (the “Amendment”) is being filed to amend Item 2.05 of the Current Report on Form 8-K filed by OSI Pharmaceuticals, Inc. (“OSI”) on July 9, 2009 (the “Initial Form 8-K”). At that time, OSI was unable to make a good faith determination of an estimate or range of estimates of the costs expected to be incurred in connection with its plan to consolidate its U.S. operations to Ardsley, New York, including the consolidation of approximately 350 current employees from its facilities in Melville and Farmingdale, New York, Boulder, Colorado, and Cedar Knolls, New Jersey (the “Consolidation”), or of each major type of cost associated with the Consolidation, in each case as required by Item 2.05 of Form 8-K. This Amendment provides updated information pertaining to the estimated costs for the Consolidation activities.
ITEM 2.05 Costs Associated with Exit or Disposal Activities.
     OSI is filing this Form 8-K/A to amend the Initial Form 8-K to update the disclosure therein under Item 2.05. OSI estimates that it will record total charges of approximately $25 million before taxes, relating to severance, retention and relocation costs paid to personnel and facility exit costs related to the Consolidation. Substantially all of these charges will result in future cash expenditures, the majority of which will occur in the latter part of 2009 and first half of 2010. OSI is unable at this time to reasonably estimate (i) the total costs or range of costs that may be incurred in connection with the completion of the Consolidation, (ii) the costs or range of costs associated with each of the major Consolidation-related expenses set forth above, and (iii) the cost or range of costs of any charges that will result in additional future cash expenditures. OSI will further amend the Initial Form 8-K when it is able to reasonably estimate these costs.
     Information set forth or incorporated by reference in this Amendment contains financial estimates and other “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements are subject to risks and uncertainties that may cause actual future experience and results to differ materially from those discussed in these forward-looking statements. Except for OSI’s ongoing obligations to disclose material information under the federal securities laws, OSI disclaims any obligation to update any forward-looking statements after the date of this Amendment.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2009	OSI PHARMACEUTICALS, INC.

	By:	/s/ Barbara A. Wood Barbara A. Wood
Senior Vice President, General Counsel and Secretary